PRESS RELEASE

Whitehawk Therapeutics Reports Second Quarter 2026 Financial Results and Recent Highlights

Phase 1 trials for HWK-007 and HWK-016 continue to enroll; the Phase 1 trial for HWK-206 is on track to initiate in Q3 2026

Cash, cash equivalents and short-term investments balance of $190.0 million as of June 30, 2026, anticipated to fund operations into 2H 2028

MORRISTOWN, NJ, August 6, 2026 /PRNewswire/ -- Whitehawk Therapeutics, Inc. (Nasdaq: WHWK), a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved antibody drug conjugate (ADC) cancer treatments, today announced financial results for the quarter ended June 30, 2026, and provided recent corporate highlights.

“The second quarter saw meaningful progress for our three assets. We continued enrollment in our Phase 1 studies for HWK-007 and HWK-016 and remain on track to initiate the Phase 1 trial for HWK-206 in Q3. We extended our anticipated runway into 2H 2028 following our recent upsized financing and we believe we are well positioned to support clinical execution against these programs,” said Dave Lennon, PhD, President and Chief Executive Officer of Whitehawk Therapeutics. “While our focus, investment priorities and execution efforts remain on our existing portfolio, we also took steps to enhance the long-term potential of our Whitehawk platform. The Hangzhou DAC option agreement reflects our conviction in CPT113, while our collaboration with Biocytogen provides access to bispecific antibody formats. These selective opportunities support future programs and our ambition to deliver new ADC INDs in the next 12-24 months.”

Q2 2026 and Recent Operational Highlights:

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In May 2026, Whitehawk announced an $87.5M private placement equity financing. The financing included participation from existing investors including Avoro Capital, QVT, Coastlands Capital, KVP Capital, ADAR1 Capital Management, Acuta Capital Partners, StemPoint Capital LP, Invus, as well as members of the Whitehawk's executive team.
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Continued to enroll patients into ongoing Phase 1 trials for HWK-007 and HWK-016.
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HWK‑007 is being evaluated in patients with non-squamous, EGFR wild-type non-small cell lung cancer; platinum-resistant ovarian cancer; and endometrial cancer (NCT07444814). The study design was presented as a Trials-in-Progress poster at the American Society of Clinical Oncology (ASCO) 2026.
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HWK‑016 is being evaluated in patients with advanced ovarian and endometrial cancers (NCT07470853).

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Entered into a new option agreement with Hangzhou DAC for access to CPT113 for use in up to five additional ADC programs. Whitehawk's ADC platform leverages CPT113 as the core linker-payload technology, adding its own proprietary Carbon Bridge Cysteine Re-pairing (CBCR) bioconjugation process to support improved stability and therapeutic index. Per the terms of the option agreement, Whitehawk will select targets

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and source antibodies, while retaining global rights and full program control for the new ADC programs. Whitehawk anticipates submitting Investigational New Drug (IND) applications for multiple new programs over the next 12-24 months.

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Presented real-world analysis confirming SEZ6 as a highly expressed, clinically relevant target for small-cell lung cancer (SCLC) and other neuroendocrine tumors at ASCO 2026. SEZ6 expression exceeds that of approved and emerging ADC targets in SCLC. SEZ6 expression is positively correlated with DLL3 expression across neuroendocrine carcinomas, indicating potential for combination with DLL3-targeted therapies.

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Entered into a global collaboration with Biocytogen for bispecific antibody ADC (BsADC) development. Biocytogen will provide access to up to five bispecific antibodies using its proprietary RenLite® platform, and Whitehawk will evaluate these in combination with its ADC linker-payload platform technologies. Whitehawk then has the option to advance any resulting BsADC candidates as part of its pipeline.

Second Quarter 2026 Financial Results:

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Cash, cash equivalents and short-term investments as of June 30, 2026, were $190.0 million as compared to $145.7 million as of December 31, 2025. Cash is anticipated to fund operations into 2H 2028 based on current plans.

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Research and development expenses were $12.9 million for the three months ended June 30, 2026, as compared to $48.8 million for the three months ended June 30, 2025. The prior year quarter included the $38.0 million up-front license fee paid to WuXi Biologics.

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Net loss for the three months ended June 30, 2026, was $16.6 million as compared to $52.6 million for the three months ended June 30, 2025.

Anticipated Milestones:

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HWK-206 – a Phase 1 study in small-cell lung cancer and neuroendocrine tumors is planned to initiate in Q3 2026.

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HWK-007 and HWK-016 – ongoing recruitment into Phase 1 trials, with initial results expected in 1H 2027.

About Whitehawk Therapeutics

Whitehawk Therapeutics is a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved cancer treatments. Whitehawk's portfolio includes HWK-007, HWK-016 and HWK-206, ADCs engineered to overcome the limitations of first-generation predecessors to deliver a meaningful impact for patients with difficult-to-treat cancers. These assets are in-licensed from WuXi Biologics under an exclusive development and global commercialization agreement.

Whitehawk's underlying ADC platform leverages CPT113 as the core linker-payload technology, enhanced with its proprietary Carbon Bridge Cysteine Re-pairing (CBCR) bioconjugation process to support improved stability and therapeutic index. Whitehawk has an option

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agreement with Hangzhou DAC for access to CPT113 for use in up to five additional ADC programs. More information on the Company is available at www.whitehawktx.com and connect with us on LinkedIn. Any references to the Company's website or other online resources are provided solely for convenience and are not incorporated by reference into this press release. Investors should rely only on the information contained in this press release and the Company's filings with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains certain forward-looking statements regarding the business of Whitehawk Therapeutics that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company's current beliefs and expectations and may include, but are not limited to, statements relating to: the potential therapeutic value and market opportunity for the Company's ADC portfolio; plans related to the Company's development of its portfolio of ADC assets, including the anticipated timing of the commencement of recruitment in a Phase 1 trial for HWK-206 in Q3 2026 and initial Phase 1 data from clinical trials for HWK-007 and HWK-016 in 1H 2027; expectations regarding the beneficial characteristics, design features, safety, efficacy, therapeutic effects and the size of the potential targeted markets with respect to the Company's ADC assets; potential opportunities arising under or related to the Hangzhou DAC option agreement and the Biocytogen collaboration; the Company’s ability to expand its pipeline opportunities, including its ability to deliver multiple new ADC INDs in the next 12-24 months, and the sufficiency of the Company's existing capital resources and the expected timeframe to fund the Company's future operating expenses and capital expenditure requirements. Actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, uncertainties associated with preclinical and clinical development of the ADC portfolio, including potential delays in the commencement, enrollment and completion of clinical trials; failure to demonstrate the efficacy of the ADC portfolio in preclinical and clinical studies; the risk that unforeseen adverse reactions or side effects may occur in the course of testing of the ADC assets; and risks related to the Company's estimates regarding future expenses, capital requirements and need for additional financing.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under the caption "Item 1A. Risk Factors," and in Whitehawk's subsequent Quarterly Reports on Form 10-Q, and elsewhere in Whitehawk's reports and other documents that Whitehawk has filed, or will file, with the SEC from time to time and available at www.sec.gov.

All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Whitehawk undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

IR@whitehawktx.com

PRESS RELEASE

WHITEHAWK THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

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(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$85,234	$37,568
Short-term investments	104,748	108,129
Prepaid expenses and other current assets	2,432	3,316
Total current assets	192,414	149,013
Property and equipment, net	1	3
Other assets	1,579	1,814
Total assets	$193,994	$150,830

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,105	$917
Accrued liabilities	9,964	13,602
Total current liabilities	11,069	14,519
Total liabilities	11,069	14,519
Stockholders’ equity:
Common stock	5	4
Additional paid-in capital	575,067	489,437
Accumulated other comprehensive (loss) income	(63)	120
Accumulated deficit	(392,084)	(353,250)
Total stockholders’ equity	182,925	136,311
Total liabilities and stockholders’ equity	$193,994	$150,830

WHITEHAWK THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data and earnings per share amounts)
(Unaudited)

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	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Product sales, net	$—	$—	$—	$7,145
Total revenue	—	—	—	7,145
Operating expenses
Selling, general and administrative	5,216	5,940	11,506	18,755
Research and development	12,893	48,809	30,125	57,597
Cost of goods sold	—	—	—	760
Total operating expenses	18,109	54,749	41,631	77,112
Loss from operations	(18,109)	(54,749)	(41,631)	(69,967)
Other income (expense)
Gain on sale of business	—	—	—	87,443
Foreign exchange loss	(6)	(3)	(6)	(3)
Other income	—	158	—	158
Interest income	1,475	1,979	2,803	2,770
Total other income (expense), net	1,469	2,134	2,797	90,368
Loss (income) before income tax expense	(16,640)	(52,615)	(38,834)	20,401
Income tax expense (benefit)	—	—	—	—
Net (loss) income	$(16,640)	$(52,615)	$(38,834)	$20,401
Other comprehensive loss:
Unrealized (loss) gain on investments, net of tax	(45)	8	(183)	(7)
Comprehensive (loss) income	(16,685)	(52,607)	(39,017)	20,394
Net (loss) income per share:
Basic	$(0.20)	$(0.76)	$(0.51)	$0.37
Diluted	$(0.20)	$(0.76)	$(0.51)	$0.37
Weighted average shares outstanding:
Basic	82,886,196	69,083,127	76,099,275	54,443,309
Diluted	82,886,196	69,083,127	76,099,275	54,908,715